EXHIBIT 10.1
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                                   AMENDMENT 4
                                To the Agreement
       BETWEEN SEMOTUS SOLUTIONS, INC. AND BATHGATE CAPITAL PARTNERS, LLC

This Amendment is entered into this 27th day of October, 2006, and modifies the Agreement by and among Semotus Solutions, Inc. (the "Company") and Bathgate Capital Partners, LLC ("Bathgate") dated May 27, 2004 as amended (the "Agreement").

WHEREAS, the Parties desire to amend the Agreement as set forth below:

"Contingent Fee. If, during the Engagement Period or the Tail Period you enter into a reverse merger with ClearTalk or an affiliate of Cleartalk, you shall pay Bathgate (the "Holder") an additional fee consisting of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000) AND TWO MILLION (2,000,000) SHARES OF THE COMPANY'S RESTRICTED COMMON STOCK (THE "SHARES") WITH CERTAIN PIGGYBACK REGISTRATION RIGHTS, SET FORTH AS FOLLOWS:

If (but without any obligation to do so) Company proposes to register any of the Shares on a registration statement (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Shares, a registration in which the only Shares being registered are Shares issuable upon conversion of debt securities that are also being registered, or if a party holding the securities so being registered advises the Company in writing that the Shares proposed to be included in the registration statement will have an adverse effect on its ability to successfully conclude the transaction), Company shall, at such time, promptly give the Holder written notice of such registration. Upon the written request of the Holder given within ten (10) days after mailing of such notice by Company, Company shall, subject to the final approval of the other holder(s) of securities (including the underwriter, if applicable) intended to be included on such registration statement, use all reasonable efforts to cause to be registered under the Act all of the Shares that the Holder has requested to be registered. If and when the registration statement does become effective, the Holder may sell an amount of shares not to exceed the daily average trading volume of the Company's common stock in the prior month, per week.

All of the terms and conditions of the original Agreement and Amendment(s) remain in full effect, unless specifically modified by the terms herein.

Fax Signatures. The parties hereby agree that signatures transmitted and received via facsimile or other electronic means shall be treated for all purposes of this Addendum, and any future Addendums or Amendments, as original signatures and shall be deemed valid, binding and enforceable by and against both parties.

BOTH PARTIES HERETO REPRESENT THAT THEY HAVE READ THIS AMENDMENT, UNDERSTAND IT, AGREE TO BE BOUND BY ALL TERMS AND CONDITIONS STATED HEREIN, AND ACKNOWLEDGE RECEIPT OF A SIGNED, TRUE AND EXACT COPY OF THIS AMENDMENT.

IN WITNESS WHEREOF, the parties hereto hereby execute this Amendment by their duly authorized representatives on the dates set forth below. AGREED TO:

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         SEMOTUS SOLUTIONS, INC.       BATHGATE CAPITAL PARTNERS, LLC

BY:      /S/ ANTHONY LAPINE            BY:      /S/ VICKI BARONE

NAME:    ANTHONY LAPINE                NAME:    VICKI BARONE

TITLE:   CEO                           TITLE:   SR. MANAGING PARTNER

Date:    11/03/06                      Date:    11/3/06
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